UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2025

MidCap Apollo Institutional Private Lending

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56645	93-4353274
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

9 West 57th Street

New York, New York 10019

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(212) 515-3450

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On September 4, 2025, the Board of Trustees of MidCap Apollo Institutional Private Lending (the “Company”) appointed Joseph Durkin as Chief Accounting Officer of the Company, effective as of the close of business on September 4, 2025.

Mr. Durkin (i) was not appointed as the Company’s Chief Accounting Officer pursuant to any arrangement or understanding with any other person; (ii) does not have a family relationship with any of the Company’s trustees or other executive officers; (iii) has not engaged, since the beginning of the Company’s last fiscal year, nor proposes to engage, in any transaction in which the Company was or is a participant; and (iv) has not entered into, nor expects to enter into, any material plan, contract, arrangement, grant or award in connection with his appointment as the Company’s Chief Accounting Officer.

Mr. Durkin, 36, joined Apollo Global Management, Inc. (“Apollo”) in September 2025 and serves as the Chief Accounting Officer of the Company and MidCap Financial Investment Corporation since September 4, 2025. Before joining Apollo, Mr. Durkin was a Principal at Churchill Asset Management focusing on their registered fund platform from 2019 to 2025. Prior to that, Mr. Durkin was a Manager at Ernst & Young LLP, where he was an auditor in the Wealth and Asset Management practice. Mr. Durkin graduated from Fordham University with a B.S. and M.S. in Accounting and is a Certified Public Accountant in the State of New York.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDCAP APOLLO INSTITUTIONAL PRIVATE LENDING

By:	/s/ Kristin M. Hester
Name:	Kristin M. Hester
Title:	Chief Legal Officer, Vice President and Secretary

Date: September 8, 2025